EXHIBIT 23.1

           Consent of Independent Accountant

We hereby consent to the inclusion of our report dated
June 22, 2001 relating to the consolidated financial statements of Lions Gate Entertainment Corp., which appears in this Form 10-K.

/s/ PRICEWATERHOUSE COOPERS LLP
Toronto, Ontario
July 23, 2001


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